Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

In re:

Chapter 11 Case No.

Lehman Brothers Holdings Inc., et al.,	08-13555
Jointly Administered
Debtors.

QUARTERLY FINANCIAL REPORT

AS OF DECEMBER 31, 2023

DEBTORS’ ADDRESS:	LEHMAN BROTHERS HOLDINGS INC.
c/o ROSE HAUZENBERG
420 LEXINGTON AVENUE
SUITE 1402
NEW YORK, NY 10170

DEBTORS’ ATTORNEYS:	WEIL, GOTSHAL & MANGES LLP
c/o GARRETT A. FAIL
767 FIFTH AVENUE
NEW YORK, NY 10153

REPORT PREPARER:	LEHMAN BROTHERS HOLDINGS INC., AS PLAN ADMINISTRATOR

Date: March 28, 2024

Quarterly Financial Report as of December 31, 2023 (Unaudited)

Table of Contents

I.	Schedule of Debtors	3

II.	Cash Flow Estimates	4

III.	Notes to the Cash Flow Estimates	6

	Note 1 - Basis of Presentation	6

	Note 2 - Due from Non-Controlled Affiliates	9

	Note 3 - Due to LBHI from LBHI-Controlled Affiliates	12

	Note 4 - Legal Proceedings	13

	Note 5 - Taxes Payable	16

	Note 6 - Subsequent Events	17

IV.	Balance Sheets	18

QUESTIONS

The Company has established an email address to receive questions from readers regarding this presentation and its other financial disclosures. The Company plans to review questions received, and for those subjects which the Company determines a response would not (i) violate a confidentiality provision, (ii) place the Company in a competitive or negotiation disadvantage, or (iii) be unduly burdensome relative to the value of information requested, the Company shall endeavor to post a response on the website listed below (maintaining the anonymity of the originators of the questions). The Company assumes no obligation to respond to email inquiries.

Please email questions, with document references as relevant, to:

QUESTIONS@lehmanholdings.com

The Company’s previously posted responses can be found on the Epiq website maintained for the Company:

www.lehman-docket.com under the Key Documents tab and the Responses to Questions Submitted category

Quarterly Financial Report as of December 31, 2023 (Unaudited)

I.	Schedule of Debtors

The twenty-three entities listed below (the “Debtors”) filed for bankruptcy in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) on the dates indicated below. On December 6, 2011, the Bankruptcy Court confirmed the Modified Third Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and its Affiliated Debtors (the “Plan”). On March 6, 2012, the “Effective Date” (as defined in the Plan) occurred. As of the date hereof, the following Debtor’s chapter 11 case remains open:

	Case No.	Date Filed (“Commencement Date”)
Lehman Brothers Holdings Inc. (“LBHI”)	08-13555	09/15/2008

The following Debtors’ chapter 11 cases were closed pursuant to final decrees entered by the Bankruptcy Court (Docket No. 51920, No. 54163, No. 58257, No. 59472, No. 60623, and No. 61162):

	Case No.	Date Filed	Date Closed
LB 745 LLC	08-13600	09/16/2008	01/28/2016
PAMI Statler Arms LLC	08-13664	09/23/2008	01/28/2016
CES Aviation LLC	08-13905	10/05/2008	01/28/2016
CES Aviation V LLC	08-13906	10/05/2008	01/28/2016
CES Aviation IX LLC	08-13907	10/05/2008	01/28/2016
LB 2080 Kalakaua Owners LLC	09-12516	04/23/2009	01/28/2016
LB Somerset LLC	09-17503	12/22/2009	01/28/2016
LB Preferred Somerset LLC	09-17505	12/22/2009	01/28/2016
East Dover Limited	08-13908	10/05/2008	12/15/2016
Luxembourg Residential Properties Loan Finance S.a.r.l.	09-10108	01/07/2009	12/15/2016
Merit LLC	09-17331	12/14/2009	12/15/2016
Lehman Brothers Derivative Products Inc. (“LBDP”)	08-13899	10/05/2008	06/14/2018
Lehman Brothers Financial Products Inc. (“LBFP”)	08-13902	10/05/2008	06/14/2018
Lehman Scottish Finance L.P.	08-13904	10/05/2008	06/14/2018
LB Rose Ranch LLC	09-10560	02/09/2009	06/14/2018
Lehman Brothers Commodity Services Inc. (“LBCS”)	08-13902	10/03/2008	02/11/2019
Lehman Brothers Commercial Corporation (“LBCC”)	08-13901	10/05/2008	02/11/2019
Structured Asset Securities Corporation	09-10558	02/09/2009	02/11/2019
Lehman Brothers OTC Derivatives Inc. (“LOTC”)	08-13893	10/03/2008	05/04/2020
Lehman Brothers Commercial Paper Inc. (“LCPI”)	08-13900	10/05/2008	05/04/2020
BNC Mortgage LLC	09-10137	01/09/2009	05/04/2020
Lehman Brothers Special Financing Inc. (“LBSF”)	08-13888	10/03/2008	07/01/2021

Quarterly Financial Report as of December 31, 2023 (Unaudited)

II.	Cash Flow Estimates

Lehman Brothers Holdings Inc. & LBHI-Controlled Affiliates

($ in millions)		As of 10/5/23	Cash Activity 10/6/23 - 12/31/23	Estimate Changes	Transfers, Reclassifications, Adjustments	As of 12/31/23
CASH AND INVESTMENTS
Reserves for Disputed Claims		$17	$—	$0	$—	$18
Reserves for Operating Expenses, Taxes, and Other		72	(7)	1	—	67

Total Cash & Investments - Restricted		90	(7)	1	—	84
Total Cash & Investments - Unrestricted		35	23	(1)	—	57

TOTAL CASH AND INVESTMENTS [A]		$125	$17	$—	$—	$142

CASH FLOW ESTIMATES
Net Receipts
Financial Instruments		$15	$(2)	$2	$—	$15
Other		7	(1)	2	—	8

Sub-Total - Net Receipts		22	(3)	4	—	23
Recoveries From Non-Controlled Affiliates	Note 2
Europe - LBH PLC Subordinated Debt and Related Agreements (1)		—	(19)	19		—
Europe - All Other (2)		210	(1)	10	—	219
Asia		5	—	0	—	5

Sub-Total - Recoveries From Non-Controlled Affiliates		215	(20)	29	—	224
Operating Expenses and Other		(63)	6	(1)	—	(59)
Estimated Taxes Payable	Note 6	(10)	0	(0)	—	(10)

TOTAL CASH FLOW ESTIMATES [B]		$164	$(17)	$32	$—	$179

ESTIMATED CASH AVAILABLE FOR DISTRIBUTIONS [A+B]		$289	$0	$32	$—	$320

(1)

The assets included in Recoveries From Non-Controlled Affiliates—Europe – LBH PLC Subordinated Debt and Related Agreements are “Excluded Recovery” matters and therefore the Company does not include a projection for cash receipts from them (See Excluded Recoveries in Note 4 – Legal Proceedings). The Company received $19 million from these assets during the period. As of period end these assets remain “Excluded Recovery” matters and are therefore shown in the schedule at zero despite the potential for additional value to be received from them in the future. Subsequently, in January 2024, the Company received $29 million related to its agreement with holders of approximately 16.8% of ECAPS value.

(2)	Estimate change for Recoveries From Non-Controlled Affiliates – Europe – All Other primarily relates to the positive impact of movements in foreign exchange rates during the period.

Quarterly Financial Report as of December 31, 2023 (Unaudited)

Estimated Remaining Creditor Recoveries

The following schedule shows the estimated remaining creditor recoveries from LBHI by claim class, based on the “Estimated Cash Available for Distributions” in the preceding table on page 4. The estimated remaining recoveries on page 4 and the schedule below do not include potential recoveries from the Excluded Recoveries (See Note 4 – Legal Proceedings).

Estimated Future Recoveries

($ in millions)
Lehman Brothers Holdings Inc.
		Allowed Claims Eligible for Distributions (1)	Estimated Remaining Recovery	Estimated Remaining Recovery % as of 12.31.23	Actual Recovery % Thru D27 (2)	Estimated End of Case Recovery %
Class	Designation	$	$	A	B	= A + B
3	Senior Unsecured	$82,521	$161	0.195%	46.563%	46.758%
4A	Senior Affiliate Claims	33,537	58	0.172%	37.505%	37.677%
4B	Senior Affiliate Guarantee	9,521	16	0.168%	36.598%	36.766%
5	Senior Third-Party Guarantee	30,555	41	0.134%	29.283%	29.417%
7	General Unsecured	4,930	9	0.181%	43.589%	43.771%
8	Derivative Affiliate / Affiliate Guarantee Claims	451	1	0.158%	34.458%	34.615%
9A	Third Party Guarantee Derivatives	17,923	23	0.126%	27.563%	27.689%
9B	Third Party Guarantee Derivatives RACER’s	—	—	0.077%	16.757%	16.834%
10A	Subordinated Class 10A Claims	3,399	—	—	—	—
10B	Subordinated Class 10B Claims	10,330	—	—	—	—
10C	Subordinated Class 10C Claims	1,493	—	—	—	—

	Cash Available for Distributions on Allowed Claims	$194,660	$308

	Cash Held on Behalf of Disputed Claims, Net (3)		12

	Estimated Cash Available for Distributions		$320

(1)

Estimated Recovery percentages are calculated based on recoveries of Allowed Claims Eligible for Distributions as reported on Exhibit B of the 27th Distribution Notice filed on September 28, 2023. For purposes of this calculation:

a.

Allowed Claims exclude (i) claims against LBHI satisfied in full through the combination of the primary obligor and guarantee distributions from LBHI, and (ii) previously Allowed Claims that have been withdrawn.

b.	Allowed Claims Eligible for Distributions exclude Allowed Claims that LBHI owns against itself.

(2)

The 27th Plan Distribution occurred on October 5, 2023 (“D27”). Through D27, the Debtors have made distributions to creditors totaling $129.1 billion, of which $96.1 billion were payments on account of claims owned or formerly owned by third party creditors.

The 28th Plan Distribution is scheduled to occur on April 4, 2024

(3)

The last remaining Disputed Claim is a Class 9A – Third Party Guarantee Derivative claim relating to a primary claim held by Enasarco against Lehman Brothers Finance S.A. (“LBF”). LBHI has entered into a stipulation such that the allowed amount of this Class 9A claim will be based on the outcome of LBF’s litigation against Enasarco in Switzerland, subject to a cap. LBHI has reserved for the full potential obligation under this agreement, including corresponding Plan Adjustments and interest calculated pursuant to the Plan, entirely in cash. See Note 4 – Legal Proceedings – LBF – Enasarco for further information.

Quarterly Financial Report as of December 31, 2023 (Unaudited)

III.	Notes to the Cash Flow Estimates

Note 1 – Basis of Presentation

Objectives

On the Effective Date, the Plan became effective and the Debtors emerged from bankruptcy with a new Board of Directors (LBHI’s Board of Directors hereinafter referred to as the “Board”). The Company continues to pursue the objectives of asset value maximization and timely distributions to creditors of available cash through the optimal execution of an orderly wind down process. Pursuant to the Plan, the Plan Administrator has made and expects to continue to make distributions to creditors of LBHI.

Basis of Presentation

The information and data included in the Quarterly Financial Report, including the Notes to the Cash Flow Estimates (the “Quarterly Financial Report”) are derived from sources available to LBHI and LBHI-Controlled Affiliates (collectively, the “Company”). The term “LBHI-Controlled Affiliates” refers to those affiliates that are directly or indirectly controlled by LBHI and have not filed for protection under Chapter 11 of the Bankruptcy Code. LBHI-Controlled Affiliates excludes, among others, certain affiliates (such as Lehman Brothers International (Europe) (in administration) (“LBIE”)) that were not managed or controlled by LBHI as of the Effective Date and are under separate administrations abroad (collectively, “Non-Controlled Affiliates”).

The information and data included in these cash flow estimates and notes thereto (the “December 31, 2023 Cash Flow Estimates”) were prepared to update the October 5, 2023 Cash Flow Estimates filed on December 29, 2023 (the “October 5, 2023 CFE”) and are based on estimated cash flows from assets managed in an orderly wind down and/or sale (and related costs of operations) until the Company’s activities are fully resolved.

These December 31, 2023 Cash Flow Estimates include an estimate of expenses to be paid through final termination of the Company on such matters as asset disposition, litigation and disputed claims resolution, administrative wind-down, and related activities. These estimates also include the estimated costs of a small subset of the Company’s current staff committed to stay for many years, if necessary, to oversee the resolution of remaining disputes, other matters, and residual wind down activities. These estimates are subject to ongoing review and revision. Actual expenses may differ materially from these estimates.

The Company has prepared the Quarterly Financial Report based on the information available to the Company at the date of filing; however, such information may be incomplete and may be materially deficient. Material uncertainties continue to exist regarding the ultimate value realizable from the Company’s assets, the timing of asset recoveries, future costs, and the eventual level of allowed creditors’ claims. Accordingly, the Quarterly Financial Report is not meant to be relied upon as a complete description of the Company, its business, condition (financial or otherwise), results of operations, prospects, assets, or liabilities. The Company reserves all rights to revise this report.

In preparing the Quarterly Financial Report, the Company made various estimates and assumptions based on information available to the Company. As such, this report contains forward-looking statements that involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements containing information regarding the intent, belief or current expectation of the Company and members of its management. Accordingly, the financial information herein is subject to change and any such change may be material.

Quarterly Financial Report as of December 31, 2023 (Unaudited)

Note 1 – Basis of Presentation (continued)

The Quarterly Financial Report should be read in conjunction with the Company’s previous filings, including Form 8-K reports as filed with the United States Securities and Exchange Commission (“SEC”), the Plan and related Disclosure Statement (the “Disclosure Statement”) dated August 31, 2011, and other documents filed after the Commencement Dates with various regulatory agencies or the Bankruptcy Court by LBHI and LBHI-Controlled Affiliates.

Future expenses and distributions are dependent in large measure on the resolution of various legal matters involving the Company and its Non-Controlled Affiliates. (See Litigation below.) The remaining legal matters require resolution in the United States, as well as multiple foreign jurisdictions, including the United Kingdom (UK), Germany, Switzerland, India, and Australia. The timing for achieving final administrative or judicial resolution of these legal issues is uncertain. Consequently, the Company cannot definitively specify a date for the final termination of its activities.

All cash flows in these Estimates are presented on an undiscounted basis.

Key Assumptions

Recoveries from Non-Controlled Affiliates

Estimates of recoveries from Non-Controlled Affiliates are based on information obtained from both Non-Controlled Affiliates’ fiduciaries, as well as information obtained by the Company through settlement negotiations and involvement on creditors’ committees. (See Note 2 – Due from Non-Controlled Affiliates for additional information)

Certain receivables from Non-Controlled Affiliates are denominated in foreign currencies, and as such, estimated recoveries related to these receivables are subject to movements in foreign exchange rates. The Company does not hedge against movements in foreign exchange rates.

The majority of estimated remaining recoveries from Non-Controlled Affiliates are contingent upon (i) the resolution of matters in dispute and/or active litigation, (ii) the receipt of non-U.S. government and/or Court approvals, and/or (iii) the final wind down of estates not controlled by LBHI. As such, the timing and amount of future recoveries from Non-Controlled Affiliates are uncertain, and actual recoveries may differ materially from these estimates.

At this stage, the number of outstanding matters has been substantially reduced, allowing for greater transparency into the Company’s internal and confidential assumptions regarding expected recoveries on individual contested matters. Such transparency could undermine the ability of the Company to achieve optimal outcomes through negotiated settlements. Solely for the purpose of maintaining the confidentiality of its assumptions relating to these uncertain recoveries, which are informed by privileged advice from counsel, the Company excludes from its December 31, 2023 Cash Flow Estimates all potential recoveries related to the dispute between LBHI and other creditors (known as “ECAPS”) over entitlements to certain funds available for subordinated creditors at non-controlled UK affiliate Lehman Brothers Holdings PLC (“LBH PLC”). As a result, LBHI excludes from its December 31, 2023 Cash Flow Estimates all potential recoveries from its subordinated debt claim against LBH PLC (including indirectly LBIE’s litigation against AGR), its agreements with holders of approximately 16.8% of ECAPS, as well as its partial settlement agreement with all ECAPS’ holders. (See Excluded Recoveries in Note 4 – Legal Proceedings for further information.)

Quarterly Financial Report as of December 31, 2023 (Unaudited)

Note 1 – Basis of Presentation (continued)

Litigation

The Company is involved directly and/or indirectly in numerous litigations and disputes that will impact its recoveries from Non-Controlled Affiliates. The Company’s estimates of recoveries from Non-Controlled Affiliates incorporate the Company’s current assumptions regarding the resolution of these matters. The December 31, 2023 Cash Flow Estimates exclude all potential recoveries from LBHI’s subordinated debt claim against LBH PLC (including indirectly LBIE’s litigation against AGR), its agreements with holders of approximately 16.8% of ECAPS, as well as its partial settlement agreement with all ECAPS’ holders, which are treated as Excluded Recoveries herein (see Note 4 – Legal Proceedings in for additional information). The estimated costs (i.e., professional, legal, and advisory fees) of supporting all of the Company’s litigations, including the Excluded Recoveries, are included.

Reporting of Claim Assignments

As part of the Company’s planned operational wind down and legal entity dissolution process, LBHI has received claims against itself by way of assignment from various affiliated entities, with no resulting economic effect on estimated overall recoveries. The receivables and payables of such claims are netted in this Quarterly Financial Report.

This Quarterly Financial Report:

•	reflects activities through December 31, 2023;

•	is not audited nor prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”);

•	includes certain items that remain under continuing review by the Company and may be accounted for differently in future Quarterly Financial Reports.

Due from Affiliates (as shown in the Balance Sheets and Note 2 and Note 3 herein)

Due from Affiliates represents (i) LBHI and LBHI-Controlled Affiliates receivables related to transactions with Non-Controlled Affiliates, and (ii) LBHI receivables related to transactions with LBHI-Controlled Affiliates.

In these December 31, 2023 Balance Sheets, Due from Non-Controlled Affiliates and Due from LBHI-Controlled Affiliates are recorded at estimated maximum potential remaining recoveries. These estimates for maximum potential remaining recoveries are materially higher in the aggregate than the Company’s current total estimated recoveries on these claims. These estimates are subject to ongoing review and revision.

Quarterly Financial Report as of December 31, 2023 (Unaudited)

Note 2 – Due from Non-Controlled Affiliates

The following table presents, on an aggregate basis for LBHI and LBHI-Controlled Affiliates, admitted or agreed filed claims against Non-Controlled Affiliates, Collections To Date, aggregate Maximum Potential Recovery, and aggregate remaining Estimated Recoveries:

$ in millions	Local Currency	Admitted or Agreed Claims in Local Currency	Collections To Date in Local Currency	Admitted or Agreed Claims in USD	Collections To Date in USD	Maximum Potential Recovery in USD (1)	Estimated Recoveries in USD (2)
Europe
LBH PLC - Subordinated Debt and Related Agreements (3)	GBP	1,061	(15)	1,350	(19)		Not included (2)
Lehman Brothers Finance S.A.	CHF	11,092	(2,308)	13,189	(2,745)
LBH PLC - Senior (4)	GBP	402	(308)	512	(392)
Thayer Properties Limited	GBP	172	(103)	219	(132)
LB (PTG) Ltd	GBP	171	(94)	217	(119)
Lehman Brothers Limited (4)	GBP	155	(131)	197	(167)

Europe - All Other (4)				14,334	(3,555)		219

Total Europe				15,685	(3,574)	1,624	219

Asia
LB Commercial Corp. Asia Limited	HKD	19,479	(12,114)	2,494	(1,551)
LB Asia Pacific (Singapore) PTE	SGD	936	(563)	709	(427)
LB Investments PTE Ltd	SGD	805	(522)	610	(395)
Lehman Brothers Australia Ltd	AUD	114	(85)	76	(56)
Other				80	(71)

Total Asia				3,969	(2,500)	47	5

Total				$19,654	$(6,074)	$1,672	$224

(1)

Refer to Note 1 – Basis of Presentation – Due from Affiliates herein for further information on the Maximum Potential Recovery in USD. The Total Europe balance in Maximum Potential Recoveries includes a balance for LBH PLC – Subordinated Debt and Related Agreements.

(2)

Refer to Note 1 – Basis of Presentation herein for further information on the estimated recoveries from Non-Controlled Affiliates. Estimated Recoveries for LBH PLC – Subordinated Debt and Related Agreements are treated as an “Excluded Recovery” matter herein, and therefore these December 31, 2023 Cash Flow Estimates exclude any estimated recovery for LBH PLC – Subordinated Debt and Related Agreements.

(3)	Admitted or Agreed Claim balance has not been adjusted for guarantee claim payments.
(4)	Balances include statutory interest.

Quarterly Financial Report as of December 31, 2023 (Unaudited)

Note 2 – Due from Non-Controlled Affiliates (continued)

The table below presents the Maximum Potential Recovery from Non-Controlled Affiliates as of December 31, 2023, and the related activity since the previously filed Quarterly Financial Report as of October 5, 2023 (See Section IV – Balance Sheets):

		Activity 10/6/23 - 12/31/23
$ in millions	As of October 5, 2023	Cash Receipts (1)	Cash Distributions	Other (2)	As of December 31, 2023
Due From Non-Controlled Affiliates	$1,617	$(20)	$—	$74	$1,672

(1)	Cash receipts include $19 million from LBH PLC Subordinated Debt and Related Agreements.
(2)	Other includes the positive impact of movements in foreign exchange rates for the period calculated on Maximum Potential Recovery balances.

Quarterly Financial Report as of December 31, 2023 (Unaudited)

Note 2 – Due from Non-Controlled Affiliates (continued)

The Company owns the following claims against LBH PLC, a non-controlled affiliate in administration in the UK: (i) senior claims with an aggregate remaining unpaid balance of GBP 94 million; and (ii) subordinated claims of GBP 1.1 billion (which are affected by agreements with holders of approximately 16.8% of ECAPS, and a partial settlement agreement with all ECAPS’ holders). LBH PLC is the sole beneficiary of all distributions flowing from Lehman Brothers Holdings Intermediate 2 Ltd. (“LBHI2”), and LBHI2 is, other than Elliott Management Corporation and King Street Capital Management Corporation L.P. (together, the “Funds”), the sole beneficiary of the Wentworth Joint Venture related to LBIE (described below).

Wentworth Joint Venture related to LBIE

A joint venture was formed on January 31, 2014 to facilitate the resolution of LBIE claims (the “Joint Venture”). The economic beneficiaries of the Joint Venture include LBHI2 and the Funds.

•	LBHI2 contributed to the Joint Venture its admitted senior claim of GBP 36.3 million (“Senior Claim”), subordinated claims of GBP 1.24 billion (“Sub Debt”), and an economic interest in its preferred equity (“Preferred Equity”) in LBIE.

•	The Funds paid approximately GBP 650 million to LBHI2 (by way of a capital contribution to the Joint Venture) and contributed to the Joint Venture the distributions on their claims against LBIE (approximately GBP 2.6 billion face as of January 31, 2014) in excess of the principal amount plus post-administration interest at 8% per year. LBHI2’s final recoveries and distributions will be determined following the resolution of the LBIE estate.

The Joint Venture includes a joint recovery pool governed by a specific sharing formula. Subject to certain adjustments, which could be material, all recoveries from the Sub Debt, Senior Claim, Preferred Equity, and the Funds’ contribution are split as follows:

(a)	100% to the Funds up to the Tier 1 Pool Threshold Amount;

(b)	For recoveries between the Tier 1 Pool Threshold Amount up to the Tier 2 Pool Threshold Amount, 70% to the Funds and 30% to LBHI2;
(c)	For recoveries between the Tier 2 Pool Threshold Amount up to the Tier 3 Pool Threshold Amount, 50% to the Funds and 50% to LBHI2; and

(d)	For recoveries above the Tier 3 Pool Threshold Amount, 25% to the Funds and 75% to LBHI2.

The “Tier 1 Pool Threshold Amount” is GBP 650 million. The “Tier 2 Pool Threshold Amount” is GBP 1.3 billion plus interest calculated at the simple rate of 2.25% from November 30, 2013 through September 3, 2018; thereafter, interest is calculated at the simple rate of 1.25%. The “Tier 3 Pool Threshold Amount” is GBP 2.2 billion plus interest calculated at the simple rate of 4.25% from November 30, 2013 through September 3, 2018; thereafter, interest is calculated at the simple rate of 2.5%.

A detailed summary of the terms of the parties’ commitments and the Joint Venture is available at www.lehman-docket.com in the Key Documents section.

If LBIE makes distributions on the Preferred Equity before aggregate distributions from the Joint Venture to the Funds and LBHI2 have reached GBP 2.2 billion (plus interest), then, in certain circumstances, LBHI2, Luxembourg Finance S.a.r.l. (“Lux Finance”) and LBHI shall be obligated to make payments to preserve the economic terms of the transaction as if 100% of the Preferred Equity proceeds had been transferred by LBHI2 to the Joint Venture.

Quarterly Financial Report as of December 31, 2023 (Unaudited)

Note 3 – Due to LBHI from LBHI-Controlled Affiliates

The table below presents the Due to LBHI from LBHI-Controlled Affiliates balances as of December 31, 2023, and the related activity since the previously filed Quarterly Financial Report as of October 5, 2023 (See Section IV – Balance Sheets):

		Activity 10/6/23—12/31/23
$ in millions	As of October 5, 2023	Cash Receipts		Cash Distributions	Other (1)		As of December 31, 2023
Due to LBHI from LBHI-Controlled Affiliates	$67		$(1)	$—		$(24)	$42

(1)	Other includes the write-down of $24 million related to the winddown of an insolvent LBHI-Controlled entity.

Quarterly Financial Report as of December 31, 2023 (Unaudited)

Note 4 – Legal Proceedings

The Company is involved in or will be impacted by a number of judicial proceedings, including but not limited to the proceedings listed below. In its December 31, 2023 Cash Flow Estimates, the Company has not included recovery estimates for the matters shown in the Excluded Recoveries section in the table below. As more information becomes available, the Company may record revisions, which may be material, in future Quarterly Financial Reports. (See Note 1 – Basis of Presentation – Litigation for further discussion on the impact of these litigations on the cash flow estimates.)

EXCLUDED RECOVERIES
Counterparty	Controlled Entities Party to Litigation	Debtor(s) Potentially Impacted by Litigation	Court	Most Recent Disclosure
LB GP No. 1 Ltd (“ECAPs”)	LBHI	LBHI	United Kingdom	(a)
LBIE vs. AG Financial Products (“AGR”)	None	LBHI	NYS Supreme	(b)

OTHER LITIGATIONS
Counterparty	Controlled Entities Party to Litigation	Debtor(s) Potentially Impacted by Litigation	Court	Most Recent Disclosure
LBF - Enasarco	None	LBHI	Swiss Court	(c)

Quarterly Financial Report as of December 31, 2023 (Unaudited)

Note 4 – Legal Proceedings (continued)

(a)	ECAPS

LBHI owns a claim of GBP 1.1 billion related to the subordinated debt issued by LBH PLC, a non-controlled affiliate in administration in the UK. LBH PLC also has outstanding subordinated notes owned by three third party trusts known as ECAPS I, II, and III. A dispute over the relative priority of these subordinated debt instruments issued by LBH PLC was litigated in the UK courts. The Court of Appeal held that the subordinated notes owned by ECAPS I-III are senior to the subordinated debt owned by LBHI. In August 2022, the Supreme Court declined to consider LBHI’s appeal of that decision.

In October 2023, a trial was conducted before Justice Hildyard in the UK High Court on the question of whether statutory interest on ECAPS’ subordinated notes claims should be paid before principal on LBHI’s subordinated debt claim.

In November 2023, the Court issued its decision in favor of ECAPS, finding that statutory interest on ECAPS’s subordinated notes claims should be paid before principal on LBHI’s subordinated debt claim.

In January 2024, LBHI filed a request to appeal the decision with the UK Court of Appeal. A decision on that application is pending as of the date of the filing of this report.

The outcome of this matter will have a material effect on LBHI recoveries.

For details related to the partial settlement and further information, please refer to the “ongoing litigation” section of LBH PLC’s website: www.pwc.co.uk/services/business-recovery/administrations/non-lbie-companies/lbh-plc-in-administration.html

Solely for the purpose of maintaining the confidentiality of its assumptions relating to these uncertain recoveries, which are informed by privileged advice from counsel, LBHI treats recoveries from this matter as an Excluded Recovery in its December 31, 2023 Cash Flow Estimates. As a result, LBHI excludes from its December 31, 2023 Cash Flow Estimates all potential recoveries from its subordinated debt claim against LBH PLC (including indirectly LBIE’s litigation against AGR), and its agreements with holders of approximately 16.8% of the ECAPS.

(b)	LBIE vs. AG Financial Products (“AGR”)

In November 2011, LBIE sued AG Financial Products Inc. (“AGR”), an affiliate of Assured Guaranty Corp., which in the past had provided credit protection to counterparties under credit default swaps. LBIE’s complaint, which was filed in the Supreme Court of the State of New York (the “New York Supreme Court”), alleged that AGR improperly terminated nine credit derivative transactions between LBIE and AGR and improperly calculated the termination payment in connection with the termination of 28 other credit derivative transactions between LBIE and AGR. LBIE asserted in the complaint that AGR owes LBIE a termination payment of approximately $1.4 billion.

In July 2018, the New York Supreme Court dismissed LBIE’s claims with respect to the nine allegedly improperly terminated transactions in their entirety. That ruling remains subject to appeal. The Court also dismissed the claim that AGR breached its implied duty of good faith and fair dealing with respect to the valuation of the 28 terminated credit derivatives transactions but found that there is a genuine question of fact as to the reasonableness and good faith of AGR’s calculation of its loss, and which allowed LBIE to proceed with its claim against AGR for breach of contract.

The trial in the New York Supreme Court, concluded in November 2021. In March 2023, the Court issued its decision in favor of AGR and granted AGR’s claim. LBIE appealed that decision, and in March 2024, the Appellate Division of the Supreme Court, First Judicial Department (“Appellate Division”) issued its decision upholding the lower court ruling in all respects. LBIE is considering filing an application to appeal that decision to the New York Court of Appeals.

Solely for the purpose of maintaining the confidentiality of its assumptions relating to these uncertain recoveries, which are informed by privileged advice from counsel, LBHI treats the AGR litigation as an Excluded Recovery herein and therefore excludes estimates for the AGR litigation from these December 31, 2023 Cash Flow Estimates.

Quarterly Financial Report as of December 31, 2023 (Unaudited)

Note 4 – Legal Proceedings (continued)

(b) LBIE vs. AG Financial Products (“AGR”) (continued)

The ultimate outcome of this litigation will have a material effect on the results of LBH PLC (indirect beneficiary of LBIE). The Company has claims against LBH PLC (see Note 2 – Due from Non-Controlled Affiliates).

(c)	LBF– Enasarco

Enasarco v. LBF is a dispute regarding the appropriate valuation of a terminated derivative transaction. Enasarco filed a claim of CHF 67 million against LBF based on the alleged loss incurred on the replacement of its derivative trade. The replacement trade was executed several months after the termination date of the original trade with LBF. LBF argued, among other things, that Enasarco had an obligation to value the trade as of the Early Termination Date, which would have resulted in a receivable to LBF, but in any event by a date earlier than that used by Enasarco.

LBF pursued the receivable in the UK courts but was not successful. In Switzerland, LBF rejected Enasarco’s claim and Enasarco objected. Enasarco’s claim was litigated in first instance Swiss Court (on remand), and in December 2021, that court ruled in favor of Enasarco, granting Enasarco the full amount of its filed claim plus certain legal costs. LBF appealed this ruling to the Superior Court of the Canton of Zurich and in October 2022, the Superior Court denied LBF’s appeal on procedural grounds. LBF appealed this decision to the Swiss Federal Supreme Court, and in September 2023, the Court granted LBF’s appeal. The appeal is now proceeding in the Superior Court.

LBHI is the largest creditor of LBF, a non-controlled affiliate in liquidation in Switzerland. LBF’s remaining future distributions will be materially impacted by the outcome of this legal proceeding.

In addition, the outcome of LBHI’s lone remaining disputed claim will be based on the outcome of this litigation (see footnote (3) on page 5 for more information).

Quarterly Financial Report as of December 31, 2023 (Unaudited)

Note 5 – Taxes Payable

Taxes payable is an estimate of tax liabilities, net of the estimated impact of any refund claims, deposits, and net operating losses (“NOL”). Taxes payable have been allocated among the members of the LBHI Tax Group pursuant to the Debtor Allocation Agreement. The Debtor Allocation Agreement, which became effective on the Effective Date, addresses the relationship among the Debtors and certain Affiliates with respect to consolidated federal/combined state/local income taxes for pre-petition and post-petition years.

As of December 31, 2023, the Company recorded an estimate of $9.7 million for potential pre- and post-petition amounts owed to federal, state, local and international taxing authorities, net of expected refund claims. Between October 6, 2023, and December 31, 2023, the Company’s tax payable decreased by $0.4 million as a result of global tax audit progress.

Net Operating Losses

The NOLs of the LBHI Tax Group (including LBHI-Controlled Affiliates) are subject to audit and adjustment by the IRS and primarily expire in or about 2028. Substantially all of the LBHI Tax Group’s current consolidated net operating loss carryovers are attributable to the Debtor. The Plan provides for an orderly liquidation of the Debtors. As previously disclosed in the Company’s Quarterly Financial Report as of March 31, 2012 [Docket No. 29731], the LBHI Tax Group received a private letter ruling from the IRS in connection with the Plan going effective that stated (i) the liquidation of the Debtor for U.S. federal income tax purposes may occur over an extended period, and (ii) the reduction of the LBHI Tax Group’s NOLs as a result of the discharge of debt pursuant to the Plan generally would not occur until completion of the liquidation.

In January 2020, the Company received a supplemental IRS ruling extending the original ruling relating to the Company’s liquidation. All remaining Debtor NOLs not previously utilized to absorb taxable income of the LBHI Tax Group are expected to be fully utilized to offset income resulting from the discharge of debt on the final date of liquidation of LBHI.

Quarterly Financial Report as of December 31, 2023 (Unaudited)

Note 6 – Subsequent Events

28h Plan Distribution

On April 4, 2024, LBHI will make its 28th Plan Distribution to creditors. The Company will distribute approximately $177 million, including $162 million to creditors on account of claims owned or formerly owned by third party creditors.

Through D28, the Debtors will have made distributions to creditors totaling $129.2 billion, including $96.2 billion on account of claims owned or formerly owned by third party creditors.

IV. Balance Sheets

LEHMAN BROTHERS HOLDINGS INC. and LBHI-Controlled Affiliates

Balance Sheets As of December 31, 2023

(Unaudited)

($ in millions)	Lehman Brothers Holdings Inc. 08-13555 (1)	Total LBHI- Controlled Affiliates (2)
Assets
Cash and short-term investments	$56	$1
Cash and short-term investments pledged or restricted	79	5
Financial instruments and other inventory positions	9	6
Other Assets	9	1
Investments in Affiliates	76	0
Due from Affiliates:
LBHI-Controlled Affiliates	42	(0)
Non-Controlled Affiliates	1,562	109

Total Due from Affiliates	1,604	109

Total Assets	$1,833	$123

Liabilities and Stockholders’ Equity
Liabilities
Payables to LBHI and other liabilities	$3	$1
Due to Affiliates:
LBHI	(0)	42
Non-Controlled Affiliates	0	0
Total Due to Affiliates	0	42

Taxes Payable	6	3
Liabilities Subject to Compromise	128,447	—

Total Liabilities	128,456	46
Stockholders’ Equity	(126,623)	76

Total Liabilities and Stockholders’ Equity	$1,833	$123

See accompanying Notes to Balance Sheets

Note: All values that are exactly zero are shown as “—”. Values between zero and $500,000 appear as “0”.

(1)	Balances for LBHI do not reflect the impact of eliminations of intercompany balances and investments in subsidiaries.
(2)

Balances for LBHI-Controlled Affiliates reflect the impact of eliminations of (i) intercompany balances only between LBHI-Controlled Affiliates and (ii) investments in subsidiaries only between LBHI-Controlled Affiliates.

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